UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2011

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On September 30, 2011 holders of 22,300 shares of the Company’s Series C Convertible Preferred Stock (including accrued dividends of $ 55,750) converted into 761,936 restricted shares of the Company’s common stock at a conversion price of $3.00 per share.

On September 30, 2011 holders of 11,950 shares of the Company’s Series B Convertible Preferred Stock (including accrued dividends of $29,875) converted into 612,438 restricted common shares of the Company’s common stock plus 61,254 callable Conversion Warrants to purchase shares of the Company’s common stock at a price of $3.10 per share until December 31, 2014 (“Conversion Warrants”).

In connection with these conversions the Company paid commissions of $13,744 and issued 137,467 Conversion Warrants to FINRA broker dealers who assisted in the conversion.

As of September 30, 2011, 15,720 and 9,850 shares, respectively, of the Company’s Series B and Series C Convertible Preferred Stock remain outstanding. The Company anticipates that an as yet uncertain number of additional shares of its Series B and Series C Convertible Preferred Stock will be converted into the Company’s restricted common stock on the same terms during the current month.

ITEM 5.02     APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 30, 2011 the Company entered into an employment agreement with Mr. George Bloom, our Chief Engineering Officer.  A copy of the agreement is attached hereto as Exhibit 10.1.

ITEM 7.01     REGULATION FD DISCLOSURE.

On October 3, 2011, the Company has issued a press release related to commencement of data collection at its initial Kreider Farms installation (attached hereto as Exhibit 99.1) and has placed the press release and initial data on its website: www.biontech.com.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

10.1	Bloom Employment Agreement (executed September 30, 2011) (filed electronically herewith)

99.1	Kreider data press release (dated October 3, 2011) (filed electronically herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  October 4, 2011

By: /s/ Mark A. Smith

       Mark A. Smith, President